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                                                                    EXHIBIT 99.1

                              CALDERA SYSTEMS, INC.

                                      PROXY


                 Annual Meeting of Stockholders, April 27, 2001


     SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CALDERA SYSTEMS, INC.


         The undersigned hereby revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders dated March 26, 2001 and the Joint Proxy Statement/Prospectus and appoints Ransom H. Love and Richard C. Rife, or any one or more of them, each with full power of substitution, the attorneys and proxies of the undersigned to vote all shares of Common Stock of Caldera Systems, Inc., which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2001 Annual Meeting of Stockholders of Caldera Systems, Inc., to be held on April 27, 2001 at 10:00 a.m. Mountain Time at Caldera Campus, Building 1, 240 West Center Street, Orem, Utah 84057, and at any and all adjournments or postponements thereof on the matters set forth on the reverse side with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side.



         The Board of Directors recommends a vote IN FAVOR of each director listed below and a vote IN FAVOR OF each of the listed proposals. This Proxy, when properly executed will be voted as specified below.



         IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF EACH OF THE DIRECTORS LISTED BELOW AND EACH OF THE LISTED PROPOSALS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.


           (CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE)


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                              CALDERA SYSTEMS, INC.

PLEASE MARK YOUR VOTES X AS INDICATED [X].


         1. To combine Caldera Systems, Inc. with the server and professional services groups of The Santa Cruz Operation, Inc. In connection with the combination, The Santa Cruz Operation, Inc. will receive 16 million shares of Caldera International, Inc. common stock (representing approximately 25.3% of Caldera International on a fully diluted basis), $23 million in cash and a non-interest bearing promissory note in the amount of $8 million. In addition, if the OpenServer line of business of the server and professional services groups generates revenues in excess of specified thresholds during the three-year period following the completion of the combination, The Santa Cruz Operation, Inc. will have earn-out rights entitling it to receive 45% of these excess revenues. The Santa Cruz Operation, Inc. employees who join Caldera International, Inc. will receive options to purchase approximately 1.8 million shares of common stock of Caldera International, Inc. (representing approximately 2.8% of Caldera International, Inc. on a fully diluted basis). In the combination, Caldera Systems, Inc. will become a subsidiary of a new parent company, which we call New Caldera, and The Santa Cruz Operation, Inc. will contribute to New Caldera the assets of its server and professional services groups.



                FOR [  ]         AGAINST [  ]               ABSTAIN [  ]



         2. To elect six (6) directors to serve for one-year terms ending in the year 2002 or until successors are duly elected and qualified:



                                          WITHHOLD AUTHORITY
                                 FOR            TO VOTE

Ransom H. Love                   [ ]              [ ]
Ralph J. Yarro III               [ ]              [ ]
Steve Cakebread                  [ ]              [ ]
Edward Iacobucci                 [ ]              [ ]
Raymond J. Noorda                [ ]              [ ]
Thomas P. Raimondi, Jr.          [ ]              [ ]



         3. To amend our 1999 Omnibus Stock Incentive Plan to increase the number of shares reserved for issuance from 4,105,238 to 10,905,238 and to provide for an automated director option grant program.


                FOR [  ]         AGAINST [  ]               ABSTAIN [  ]


         4. To amend our 2000 Employee Stock Purchase Plan to increase the number of shares reserved for issuance from 500,000 to 2,000,000.


                FOR [  ]         AGAINST [  ]               ABSTAIN [  ]


         5. To amend our Certificate of Incorporation to increase the authorized number of shares of common stock from 75,000,000 to 175,000,000.


                FOR [  ]         AGAINST [  ]               ABSTAIN [  ]


         6. To ratify the appointment of Arthur Andersen LLP as independent auditors of Caldera Systems, Inc. for the fiscal year ending October 31, 2001.


                FOR [  ]         AGAINST [  ]               ABSTAIN [  ]


         7. In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the annual meeting or any adjournment or postponement thereof.



                FOR [  ]         AGAINST [  ]               ABSTAIN [  ]



(This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Please Print the name(s) appearing on each share certificate(s) over which you have voting authority:

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(Print name as it appears on certificate(s))

Please sign your name:

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                            (Authorized Signature(s))

Date:
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